Exhibit 3.42

Declaration of Partnership
Partnership Act

We,	EnCana Corporation
Name of Declarant

1196923 Alberta Ltd.
Name of Declarant

declare:

1.	We are carrying on or intend to carry on the business of

offering natural gas storage facilities in Alberta and matters incidental or ancillary thereto.
Type of Business

in	Calgary	, in the Province of Alberta, under the name
City, Town, Village

of	AECO Gas Storage Partnership
Business Name

2.	The said partnership has existed since	14/10/2005	, and that the
Day/Month/Year

	partnership will exist;	(a) ☐ until
Day/Month/Year

(b) ☐ for an indefinite period.

3.	The persons named in the declaration are the sole members of the partnership.

4.	Date of declaration	14/10/2005

5.	Name, Address, Occupation and Identification of Partners (if more than two partners, please attach a list)

	Name:	EnCana Corporation

Resident
Address:	1800, 855 2nd Street S.W.	Calgary	Alberta	T2P 2S5
		City, Town, Village	Province	Postal Code

Occupation:	n/a

/s/ Rachel Desroches
Per: Rachel Desroches, Assistant Corporate Secretary

Name:	1196923 Alberta Ltd.

Resident
Address:	Suite 3300, 421 7th Ave SW	Calgary	Alberta	T2P 4K9
		City, Town, Village	Province	Postal Code

Occupation:	n/a

/s/ Rachel Desroches
Per: Rachel Desroches, Assistant Corporate Secretary

This information is being collected for the purpose of corporate registry records in accordance with the Partnership Act.  Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Research and Program Support, 3rd Floor, Commerce Place, 10155 — 102 Street, Edmonton, Albert T5J 4l4, (780) 422-7330.

REGISTERED PARTNERSHIP — Proof of Filing

Registration Date: 2005/10/14

Registration Number:	PT11985819

Service Request
Number:	7836045

Partnership Name:	AECO GAS STORAGE PARTNERSHIP

Type of Business:	OFFERING NATURAL GAS STORAGE FACILITIES IN ALBERTA AND MATTERS INCIDENTAL OR ANCILLARY THERETO

Business Location:	CALGARY

Commencement
Date:	2005/10/14

Partner

Partner Type:	Legal Entity

Corporate Access Number:	2011969231

Last Name/Legal Entity Name:	1196923 ALBERTA LTD.

Street:	3300, 421 — 7 AVENUE S.W.

City:	CALGARY

Province:	ALBERTA

Postal Code:	TP2 4K9

Partner Type:	Other

Last Name/Legal Entity Name:	ENCANA CORPORATION

Street:	1800, 855 — 2 STREET S.W.

City:	CALGARY

Province:	ALBERTA

Postal Code:	TP2 2S5

Registration Authorized by:	BRUCE L. MACPHAL
SOLICITOR

REGISTERED PARTNERSHIP — Registration Statement

Service Request
Number:	7836045

Partnership Name:	AECO GAS STORAGE PARTNERSHIP

Nuans Number:

Nuans Date:

Type of Business:	OFFERING NATURAL GAS STORAGE FACILITIES IN ALBERTA AND MATTERS INCIDENTAL OR ANCILLARY THERETO

Business Location:	CALGARY

Commencement
Date:	2005/10/14

Termination Date:

Partner

Partner Type:	Legal Entity
Corporate Access Number:	2011969231
Last Name/Legal Entity Name:	1196923 ALBERTA LTD.
First Name:
Middle Name:
Occupation:
Street:	3300, 421 — 7 AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	TP2 4K9
Country:
Internet Mail ID:

Partner Type:	Other
Corporate Access Number:
Last Name/Legal Entity Name:	ENCANA CORPORATION
First Name:
Middle Name:
Occupation:
Street:	1800, 855 — 2 STREET S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	TP2 2s5
Country:
Internet Mail ID:

Registration Authorized by:	BRUCE L. MACPHAL
SOLICITOR